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Exhibit No. 3 - SPECIMEN STOCK CERTIFICATE

           NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
         INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

--0154---
 --VOID--

                        IMMUNOTECHNOLOGY CORPORATION

                   Total Authorized Issue  50,000,000 Shares
50,000,000 Shares Common Stock                5,000,000 Shares
Preferred Stock
Par Value $0.00001 Each                                   Par Value
$0.00001 Each

CUSIP NO. 45253M 20 9
Common Stock

This Certifies that ----------SPECIMEN-------------- is the registered holder of --------------------VOID--------------------
Shares, fully paid and nonassessable shares of the Common Stock of IMMUNOTECHNOLOGY CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ----- day of ----------- A.D. 19xx.

/s/----------------------   [Corporate Seal]
/s/-------------------------
Secretary                                    President

Countersigned:
Corporate Stock Transfer, Inc.
370 17th Street, Suite 2350
Denver, Colorado  80202
(303) 595-3300
By:----------------------